Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Fourth Quarter 2020 Highlights
◾
Net sales decline 5.8% to $693.8 million on 5.6% lower organic sales

◾
Operating income margin of 12.0%; Adjusted operating income margin of 13.4%

◾
EPS increases 4.9% to $1.08; Adjusted EPS increases 7.8% to $1.24

◾
Record fourth quarter cash flows from operations of $135.8 million with 152% cash conversion

CLEVELAND, Friday, February 12, 2021 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2020 net income of $65.1 million, or diluted earnings per share (EPS) of $1.08, which includes special item after-tax charges of $9.9 million, or $0.16 EPS. This compares with prior year period net income of $63.7 million, or $1.03 EPS, which included special item after-tax charges of $7.3 million, or $0.12 EPS. Excluding these items, fourth quarter 2020 Adjusted net income was $75.0 million, or $1.24 Adjusted EPS. This compares with Adjusted net income of $71.0 million, or $1.15 Adjusted EPS in the prior year period.

Fourth quarter 2020 sales decreased 5.8% to $693.8 million from a 5.6% decrease in organic sales and 0.2% unfavorable foreign exchange. Operating income for the fourth quarter 2020 was $83.4 million, or 12.0% of sales, including $9.5 million in rationalization charges. This compares with operating income of $82.7 million, or 11.2% of sales, in the prior year period. Excluding special items, Adjusted operating income was $92.9 million, or 13.4% of sales, as compared with $91.6 million, or 12.4% of sales, in the prior year period.

“I am proud of our organization’s outstanding teamwork during this challenging year as we have been focused on safely serving our customers with improving demand through the fourth quarter," stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Strong execution of our strategic initiatives and cost reduction actions generated record cash flows, strong cash conversion performance and earnings growth in the quarter while also delivering record safety and environmental performance.” Mapes continued, “Looking ahead, we are well-positioned to capitalize on growth and increase profitability and returns as we focus on achieving our long-term Higher Standard 2025 Strategy goals and superior long-term value for our stakeholders.”

Twelve Months 2020 Summary

Net income for the twelve months ended December 31, 2020 was $206.1 million, or $3.42 EPS, which includes special item after-tax charges of $43.8 million, or $0.73 EPS. This compares with prior year period net income of $293.1 million, or $4.68 EPS, which included special item after-tax net charges of $1.5 million, or $0.02 EPS. Excluding these items, Adjusted net income for the twelve months ended December 31, 2020 was $249.9 million, or $4.15 Adjusted EPS, compared with Adjusted net income of $294.6 million, or $4.70 Adjusted EPS, in the comparable 2019 period.

Sales decreased 11.6% to $2.7 billion in the twelve months ended December 31, 2020 from a 12.2% decrease in organic sales and 0.7% unfavorable foreign exchange, partially offset by a 1.3% benefit from acquisitions. Operating income for the twelve months ended December 31, 2020 was $282.1 million, or 10.6% of sales. This compares with operating income of $370.9 million, or 12.4% of sales, in the comparable 2019 period. Excluding special items, Adjusted operating income was $328.3 million, or 12.4% of sales, as compared with $387.9 million, or 12.9% of sales, in the comparable 2019 period.

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Webcast Information

A conference call to discuss fourth quarter 2020 financial results will be webcast live today, February 12, 2021, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 7190715. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the fourth quarter 2020 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 55 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion, Return on invested capital and Earnings before interest, taxes, depreciation and amortization ("EBITDA") are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") outbreak, on the Company or its customers, suppliers and the economy in general.  The Company has experienced the negative impacts of COVID-19 on its markets and operations; however, the ultimate duration and severity on the Company's business remains unknown. Although the Company’s customers have re-opened and increased operating levels, such customers may be forced to close or limit operations should a resurgence of COVID-19 cases occur. Given this continued level of economic and operational uncertainty over the impacts of COVID-19, the ultimate financial impact cannot be reasonably estimated at this time. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended December 31,				Prior Year
	2020	% of Sales	2019	% of Sales	$	%
Net sales	$693,794	100.0%	$736,307	100.0%	$(42,513)	(5.8)%
Cost of goods sold	464,540	67.0%	495,373	67.3%	30,833	6.2%
Gross profit	229,254	33.0%	240,934	32.7%	(11,680)	(4.8)%
Selling, general & administrative expenses	136,362	19.7%	149,381	20.3%	13,019	8.7%
Rationalization and asset impairment charges	9,452	1.4%	8,851	1.2%	(601)	(6.8)%
Operating income	83,440	12.0%	82,702	11.2%	738	0.9%
Interest expense, net	5,082	0.7%	5,794	0.8%	712	12.3%
Other income (expense)	2,774	0.4%	3,386	0.5%	(612)	(18.1)%
Income before income taxes	81,132	11.7%	80,294	10.9%	838	1.0%
Income taxes	16,062	2.3%	16,578	2.3%	516	3.1%
Effective tax rate	19.8%		20.6%		0.8%
Net income including non-controlling interests	65,070	9.4%	63,716	8.7%	1,354	2.1%
Non-controlling interests in subsidiaries’ income (loss)	(8)	—	—	—	(8)	(100.0)%
Net income	$65,078	9.4%	$63,716	8.7%	$1,362	2.1%

Basic earnings per share	$1.09		$1.04		$0.05	4.8%
Diluted earnings per share	$1.08		$1.03		$0.05	4.9%
Weighted average shares (basic)	59,567		60,996
Weighted average shares (diluted)	60,301		61,710

					Fav (Unfav) to
	Twelve Months Ended December 31,				Prior Year
	2020	% of Sales	2019	% of Sales	$	%
Net sales	$2,655,400	100.0%	$3,003,272	100.0%	$(347,872)	(11.6)%
Cost of goods sold	1,784,059	67.2%	1,995,685	66.5%	211,626	10.6%
Gross profit	871,341	32.8%	1,007,587	33.5%	(136,246)	(13.5)%
Selling, general & administrative expenses	543,802	20.5%	621,489	20.7%	77,687	12.5%
Rationalization and asset impairment charges	45,468	1.7%	15,188	0.5%	(30,280)	(199.4)%
Operating income	282,071	10.6%	370,910	12.4%	(88,839)	(24.0)%
Interest expense, net	21,973	0.8%	23,415	0.8%	1,442	6.2%
Other income (expense)	3,942	0.1%	20,998	0.7%	(17,056)	(81.2)%
Income before income taxes	264,040	9.9%	368,493	12.3%	(104,453)	(28.3)%
Income taxes	57,896	2.2%	75,410	2.5%	17,514	23.2%
Effective tax rate	21.9%		20.5%		(1.5)%
Net income including non-controlling interests	206,144	7.8%	293,083	9.8%	(86,939)	(29.7)%
Non-controlling interests in subsidiaries’ income (loss)	29	—	(26)	—	55	211.5%
Net income	$206,115	7.8%	$293,109	9.8%	$(86,994)	(29.7)%

Basic earnings per share	$3.46		$4.73		$(1.27)	(26.8)%
Diluted earnings per share	$3.42		$4.68		$(1.26)	(26.9)%
Weighted average shares (basic)	59,633		61,960
Weighted average shares (diluted)	60,248		62,658

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2020	December 31, 2019
Cash and cash equivalents	$257,279	$199,563
Total current assets	1,112,343	1,075,581
Property, plant and equipment, net	522,092	529,344
Total assets	2,314,453	2,371,213
Total current liabilities	549,449	563,135
Short-term debt (1)	2,734	34,969
Long-term debt, less current portion	715,456	712,302
Total equity	790,250	819,077

Operating Working Capital	December 31, 2020	December 31, 2019
Accounts receivable, net	$373,487	$374,649
Inventories	381,258	393,748
Trade accounts payable	256,530	273,002
Operating working capital	$498,215	$495,395

Average operating working capital to Net sales (2)	18.0%	16.8%

Invested Capital	December 31, 2020	December 31, 2019
Short-term debt (1)	$2,734	$34,969
Long-term debt, less current portion	715,456	712,302
Total debt	718,190	747,271
Total equity	790,250	819,077
Invested capital	$1,508,440	$1,566,348

Total debt / invested capital	47.6%	47.7%

(1)	Includes current portion of long-term debt.
(2)	Average operating working capital to Net sales is defined as operating working capital as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Operating income as reported	$83,440	$82,702	$282,071	$370,910
Special items (pre-tax):
Rationalization and asset impairment charges (2)	9,452	8,851	45,468	15,188
Acquisition transaction and integration costs (3)	—	—	—	1,804
Amortization of step up in value of acquired inventories (4)	—	—	806	3,008
Gains on asset disposals (5)	—	—	—	(3,045)
Adjusted operating income (1)	$92,892	$91,553	$328,345	$387,865
As a percent of total sales	13.4%	12.4%	12.4%	12.9%

Net income as reported	$65,078	$63,716	$206,115	$293,109
Special items:
Rationalization and asset impairment charges (2)	9,452	8,851	45,468	15,188
Acquisition transaction and integration costs (3)	—	—	—	1,804
Pension settlement charges (6)	1,597	—	8,119	—
Amortization of step up in value of acquired inventories (4)	—	—	806	3,008
Gains on asset disposals (5)	—	—	—	(3,554)
Gain on change in control (7)	—	—	—	(7,601)
Tax effect of Special items (8)	(1,131)	(1,567)	(10,594)	(7,386)
Adjusted net income (1)	74,996	71,000	249,914	294,568
Non-controlling interests in subsidiaries’ income (loss)	(8)	—	29	(26)
Interest expense, net	5,082	5,794	21,973	23,415
Income taxes as reported	16,062	16,578	57,896	75,410
Tax effect of Special items (8)	1,131	1,567	10,594	7,386
Adjusted EBIT (1)	$97,263	$94,939	$340,406	$400,753

Effective tax rate as reported	19.8%	20.6%	21.9%	20.5%
Net special item tax impact	(1.1)%	(0.2)%	(0.4)%	1.4%
Adjusted effective tax rate (1)	18.7%	20.4%	21.5%	21.9%

Diluted earnings per share as reported	$1.08	$1.03	$3.42	$4.68
Special items per share	0.16	0.12	0.73	0.02
Adjusted diluted earnings per share (1)	$1.24	$1.15	$4.15	$4.70

Weighted average shares (diluted)	60,301	61,710	60,248	62,658

(1)

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance, asset impairments of long-lived assets and gains or losses on the disposal of assets.
(3)	Related to the acquisition of Air Liquide Welding and are included in Selling, general & administrative expenses.
(4)	Related to an acquisition and are included in Cost of goods sold.
(5)	Primarily included in Cost of goods sold.
(6)	Related to lump sum pension payments and are included in Other income (expense).
(7)	Related to the acquisition of Askaynak and is included in Other income (expense).
(8)

Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended December 31, 2019.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2020	2019
Net income as reported	$206,115	$293,109
Rationalization and asset impairment charges	45,468	15,188
Acquisition transaction and integration costs	—	1,804
Pension settlement charges	8,119	—
Amortization of step up in value of acquired inventories	806	3,008
Gains on asset disposals	—	(3,554)
Gain on change in control	—	(7,601)
Tax effect of Special items (2)	(10,594)	(7,386)
Adjusted net income (1)	$249,914	$294,568
Plus: Interest expense, net of tax of $6,026 and $6,477 in 2020 and 2019, respectively	17,933	19,465
Less: Interest income, net of tax of $500 and $631 in 2020 and 2019, respectively	1,486	1,896
Adjusted net income before tax-effected interest	$266,361	$312,137

Invested Capital	December 31, 2020	December 31, 2019
Short-term debt	$2,734	$34,969
Long-term debt, less current portion	715,456	712,302
Total debt	718,190	747,271
Total equity	790,250	819,077
Invested capital	$1,508,440	$1,566,348

Return on invested capital (1)	17.7%	19.9%

	Twelve Months Ended December 31,
Total Debt / EBITDA	2020	2019
Net income as reported	$206,115	$293,109
Income taxes	57,896	75,410
Interest expense, net	21,973	23,415
Depreciation and amortization	80,492	81,487
EBITDA (1)	$366,476	$473,421

	December 31, 2020	December 31, 2019
Total debt	$718,190	$747,271

Total debt / EBITDA	1.96	1.58

(1)	Adjusted net income, Return on invested capital and EBITDA are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods, including tax benefits of $4,852 for the settlement of a tax item as well as tax deductions associated with an investment in a subsidiary in the twelve months ended December 31, 2019.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2020	2019
OPERATING ACTIVITIES:
Net income	$65,078	$63,716
Non-controlling interests in subsidiaries’ income (loss)	(8)	—
Net income including non-controlling interests	65,070	63,716
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	(92)	2,431
Depreciation and amortization	19,926	21,087
Equity earnings in affiliates, net	(85)	(161)
Other non-cash items, net	5,214	12,203
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	10,433	26,291
Decrease in inventories	26,181	24,453
Increase in trade accounts payable	24,414	25,863
Net change in other current assets and liabilities	(9,621)	(51,294)
Net change in other long-term assets and liabilities	(5,639)	(2,070)
NET CASH PROVIDED BY OPERATING ACTIVITIES	135,801	122,519

INVESTING ACTIVITIES:
Capital expenditures	(22,085)	(16,064)
Acquisition of businesses, net of cash acquired	—	2,018
Proceeds from sale of property, plant and equipment	710	18
Other investing activities	2,321	—
NET CASH USED BY INVESTING ACTIVITIES	(19,054)	(14,028)

FINANCING ACTIVITIES:
Net change in borrowings	1,375	21,889
Proceeds from exercise of stock options	9,231	8,137
Purchase of shares for treasury	(257)	(70,751)
Cash dividends paid to shareholders	(29,173)	(28,758)
NET CASH USED BY FINANCING ACTIVITIES	(18,824)	(69,483)

Effect of exchange rate changes on Cash and cash equivalents	6,877	3,943
INCREASE IN CASH AND CASH EQUIVALENTS	104,800	42,951
Cash and cash equivalents at beginning of period	152,479	156,612
Cash and cash equivalents at end of period	$257,279	$199,563

Cash dividends paid per share	$0.49	$0.47

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2020	2019
OPERATING ACTIVITIES:
Net income	$206,115	$293,109
Non-controlling interests in subsidiaries’ income (loss)	29	(26)
Net income including non-controlling interests	206,144	293,083
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net charges	21,835	3,500
Depreciation and amortization	80,492	81,487
Equity earnings in affiliates, net	(408)	(1,427)
Gain on change in control	—	(7,601)
Other non-cash items, net	2,444	21,488
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	3,582	50,394
Decrease (increase) in inventories	22,751	(12,023)
Decrease in trade accounts payable	(17,919)	(8,339)
Net change in other current assets and liabilities	37,021	(16,954)
Net change in other long-term assets and liabilities	(4,580)	(423)
NET CASH PROVIDED BY OPERATING ACTIVITIES	351,362	403,185

INVESTING ACTIVITIES:
Capital expenditures	(59,201)	(69,615)
Acquisition of businesses, net of cash acquired	—	(134,717)
Proceeds from sale of property, plant and equipment	7,667	9,509
Other investing activities	2,321	2,000
NET CASH USED BY INVESTING ACTIVITIES	(49,213)	(192,823)

FINANCING ACTIVITIES:
Net change in borrowings	(31,760)	24,322
Proceeds from exercise of stock options	17,192	14,347
Purchase of shares for treasury	(113,455)	(292,693)
Cash dividends paid to shareholders	(118,118)	(117,920)
NET CASH USED BY FINANCING ACTIVITIES	(246,141)	(371,944)

Effect of exchange rate changes on Cash and cash equivalents	1,708	2,296
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	57,716	(159,286)
Cash and cash equivalents at beginning of period	199,563	358,849
Cash and cash equivalents at end of period	$257,279	$199,563

Cash dividends paid per share	$1.96	$1.88

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended December 31, 2020
Net sales	$386,571	$214,782	$92,441	$—	$693,794
Inter-segment sales	27,734	4,827	1,658	(34,219)	—
Total	$414,305	$219,609	$94,099	$(34,219)	$693,794

Net income					$65,078
As a percent of total sales					9.4%

EBIT (1)	$68,456	$4,949	$13,362	$(553)	$86,214
As a percent of total sales	16.5%	2.3%	14.2%		12.4%
Special items charges (gains) (3)	748	10,301	—	—	11,049
Adjusted EBIT (2)	$69,204	$15,250	$13,362	$(553)	$97,263
As a percent of total sales	16.7%	6.9%	14.2%		14.0%

Three months ended December 31, 2019
Net sales	$437,899	$218,606	$79,802	$—	$736,307
Inter-segment sales	28,042	4,853	1,650	(34,545)	—
Total	$465,941	$223,459	$81,452	$(34,545)	$736,307

Net income					$63,716
As a percent of total sales					8.7%

EBIT (1)	$75,006	$4,501	$8,886	$(2,305)	$86,088
As a percent of total sales	16.1%	2.0%	10.9%		11.7%
Special items charges (gains) (4)	—	7,081	1,770	—	8,851
Adjusted EBIT (2)	$75,006	$11,582	$10,656	$(2,305)	$94,939
As a percent of total sales	16.1%	5.2%	13.1%		12.9%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2020 reflect Rationalization and asset impairment gains of $849 and charges of $10,301 in Americas Welding and International Welding, respectively and pension settlement charges of $1,597 in Americas Welding.

(4)	Special items in 2019 reflect Rationalization and asset impairment charges of $7,081 in International Welding and $1,770 in The Harris Products Group.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Year ended December 31, 2020
Net sales	$1,509,870	$786,809	$358,721	$—	$2,655,400
Inter-segment sales	109,378	18,494	7,034	(134,906)	—
Total	$1,619,248	$805,303	$365,755	$(134,906)	$2,655,400

Net income					$206,115
As a percent of total sales					7.8%

EBIT (1)	$210,739	$25,575	$55,154	$(5,455)	$286,013
As a percent of total sales	13.0%	3.2%	15.1%		10.8%
Special items charges (gains) (3)	34,989	19,404	—	—	54,393
Adjusted EBIT (2)	$245,728	$44,979	$55,154	$(5,455)	$340,406
As a percent of total sales	15.2%	5.6%	15.1%		12.8%

Year ended December 31, 2019
Net sales	$1,815,746	$854,376	$333,150	$—	$3,003,272
Inter-segment sales	123,342	17,691	7,487	(148,520)	—
Total	$1,939,088	$872,067	$340,637	$(148,520)	$3,003,272

Net income					$293,109
As a percent of total sales					9.8%

EBIT (1)	$312,604	$48,125	$43,931	$(12,752)	$391,908
As a percent of total sales	16.1%	5.5%	12.9%		13.0%
Special items charges (gains) (4)	3,115	2,156	1,770	1,804	8,845
Adjusted EBIT (2)	$315,719	$50,281	$45,701	$(10,948)	$400,753
As a percent of total sales	16.3%	5.8%	13.4%		13.3%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2020 reflect Rationalization and asset impairment net charges of $26,870 and $18,598 in Americas Welding and International Welding, respectively, amortization of step up in value of acquired inventories of $806 in International Welding related to an acquisition, and pension settlement charges of $8,119 in Americas Welding.

(4)

Special items in 2019 reflect Rationalization and asset impairment charges of $1,716 in Americas Welding, $11,702 in International Welding and $1,770 in The Harris Products Group, amortization of step up in value of acquired inventories of $1,399 in Americas Welding and $1,609 in International Welding, gains on disposals of assets of $3,554 in International Welding, a gain on change in control of $7,601 related to the acquisition of Askaynak and acquisition transaction and integration costs of $1,804 in Corporate/Eliminations related to the acquisition of Air Liquide Welding

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2019	Volume	Acquisitions	Price	Exchange	2020
Operating Segments
Americas Welding	$437,899	$(54,412)	$—	$5,164	$(2,080)	$386,571
International Welding	218,606	(7,341)	—	1,101	2,416	214,782
The Harris Products Group	79,802	5,872	—	8,498	(1,731)	92,441
Consolidated	$736,307	$(55,881)	$—	$14,763	$(1,395)	$693,794

% Change
Americas Welding		(12.4)%	—%	1.2%	(0.5)%	(11.7)%
International Welding		(3.4)%	—	0.5%	1.1%	(1.7)%
The Harris Products Group		7.4%	—%	10.6%	(2.2)%	15.8%
Consolidated		(7.6)%	—	2.0%	(0.2)%	(5.8)%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2019	Volume	Acquisitions	Price	Exchange	2020
Operating Segments
Americas Welding	$1,815,746	$(300,167)	$6,190	$(2,315)	$(9,584)	$1,509,870
International Welding	854,376	(93,264)	33,521	(1,800)	(6,024)	786,809
The Harris Products Group	333,150	12,242	—	18,571	(5,242)	358,721
Consolidated	$3,003,272	$(381,189)	$39,711	$14,456	$(20,850)	$2,655,400

% Change
Americas Welding		(16.5)%	0.3%	(0.1)%	(0.5)%	(16.8)%
International Welding		(10.9)%	3.9%	(0.2)%	(0.7)%	(7.9)%
The Harris Products Group		3.7%	—	5.6%	(1.6)%	7.7%
Consolidated		(12.7)%	1.3%	0.5%	(0.7)%	(11.6)%